AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 2005

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                          TELECOM COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                                    35-2089848
     (State or other jurisdiction of           (IRS Employer Identification No.)
     incorporation or organization)


                    SUITES 2412-13 SHELL TOWER, TIMES SQUARE
                                1 MATHESON STREET
                             CAUSEWAY BAY, HONG KONG
               (Address of Principal Executive Offices) (Zip Code)


               TELECOM COMMUNICATIONS, INC. 2005 STOCK AWARDS PLAN
                            (Full title of the Plan)

                                                                Copy to:
                    Tim Chen                            Robert S. Matlin, Esq.
President, Chief Executive Officer and Director        Thelen Reid & Priest LLP
          Telecom Communications, Inc.                     875 Third Avenue
    Suites 2412-13 Shell Tower, Times Square           New York, New York 10022
               1 Matheson Street                            (212) 603-2000
            Causeway Bay, Hong Kong
    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (852) 2541-8746
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=============================================================================================
                                           PROPOSED          PROPOSED
       TITLE OF                             MAXIMUM           MAXIMUM
      SECURITIES           AMOUNT          OFFERING          AGGREGATE          AMOUNT OF
        TO BE               TO BE          PRICE PER         OFFERING         REGISTRATION
      REGISTERED        REGISTERED(1)      SHARE(2)            PRICE               FEE
---------------------------------------------------------------------------------------------
   Common Stock
   par value $.001       30,000,000          $0.24          $7,200,000           $847.44

=============================================================================================



_______________________
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities to be offered or issued as a result of a stock split, stock dividend or similar transactions. (2) Estimated solely for the purpose of calculating the registration fee as determined in accordance with Rule 457(c) and (h) of the Securities Act (based on the average of the high and low sales prices per share of common stock as reported on the OTCBB as of June 7, 2005).



PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Not filed as part of this Registration Statement pursuant to the Note to Part 1 of Form S-8. The documents containing the information specified in this item have been or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not filed as part of this Registration Statement pursuant to the Note to Part 1 of Form S-8. The documents containing the information specified in this item have been or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         Telecom Communications, Inc. (the "Company" or the "Registrant") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated herein by reference and made a part hereof:

         (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, filed on January 31, 2005;

         (b) the Company's Quarterly Report on Form 10-QSB, filed on February 1, 2005 for the fiscal period ended December 31, 2004; the Company's Quarterly Report on Form 10-QSB on May 5, 2005 for the fiscal period ended March 31, 2005; and the Company's Current Report on Form 8-K filed on May 16, 2005 for the period ended April 15, 2005.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


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


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's certificate of incorporation, as restated (the "Certificate of Incorporation"), provides that the personal liability of a director be eliminated to the fullest extent permitted by Delaware General Corporation Law (the "Delaware Law"). Specifically, a director will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability:

              o for any breach of the director's duty of loyalty to the Company or its stockholders;

              o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

              o under Section 174 of the Delaware Law, which concerns unlawful payments of dividends, stock purchases or redemptions; or

              o for any transaction from which the director derived an improper personal benefit.

         The Certificate provides that the Company shall indemnify its officers and directors to the fullest extent permitted by the Delaware Law. Subject to limited exceptions, the Company may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise prohibited by law, its amended and restated certificate of incorporation, its amended and restated bylaws or agreements. The By-laws provided that the Company is required to advance expenses to its directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified. The rights conferred are not exclusive.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a list of exhibits filed as a part of this Registration Statement which are incorporated herein:

EXHIBIT NO.   EXHIBIT

4.1*          Telecom Communications, Inc. 2005 Stock Awards Plan

5.1* Opinion of Thelen Reid & Priest LLP regarding the legality of shares of Common Stock being registered

23.1*         Consent of Child, Sullivan & Company

23.2*         Consent of Thelen Reid & Priest LLP (included in Exhibit 5.1)

24.1* Power of Attorney (included in the signature pages to this Registration Statement)

_____________________
*  Filed herewith.


ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:



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


              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                   (i) To include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933, as amended (the
              "Act");

                   (ii) To reflect in the prospectus any facts or events
              arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect
              to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act of may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on the 8th day of June, 2005.



                                             TELECOM COMMUNICATIONS, INC.


                                        By:  /s/ Tim Chen
                                             -----------------------------------
                                             Tim Chen
                                             President, Chief Executive Officer
                                             and Director

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

         That each of the undersigned appoints Tim Chen and Gary Lam, separately, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him including post-effective amendments and related registration statements, to this Registration Statement, and to file same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do separately and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he might or could so in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Name                           Title                          Date

/s/ Guosheng Liu                Chairman of the Board               June 8, 2005
----------------
Guosheng Liu

/s/ Tim Chen                    President, Chief Executive          June 8, 2005
------------                    Officer and Director
Tim Chen

/s/ Lijian Deng                 Controller, Secretary, Director     June 8, 2005
---------------
Lijian Deng


/s/ Lirong Liu                  Chief Information Officer and       June 8, 2005
--------------                  Director
Lirong Liu

/s/ Gary Lam                    Chief Financial Officer and         June 8, 2005
------------                    Director
Gary Lam


INDEX TO EXHIBITS

         The following is a list of exhibits filed as a part of this Registration Statement which are incorporated herein:

EXHIBIT NO.   EXHIBIT

4.1*          Telecom Communications, Inc. 2005 Stock Awards Plan

5.1* Opinion of Thelen Reid & Priest LLP regarding the legality of shares of Common Stock being registered

23.1*         Consent of Child, Sullivan & Company

23.2*         Consent of Thelen Reid & Priest LLP (included in Exhibit 5.1)

24.1* Power of Attorney (included in the signature pages to this Registration Statement)

_____________________
*  Filed herewith.



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